CONSENT TO SERVE AS A MEMBER OF THE BOARD OF
           MANAGERS OF EXCELSIOR VENTURE PARTNERS III, LLC


              I hereby consent to serve as a Member of the Board of Managers of Excelsior Venture Partners III, LLC upon my appointment as such, and to the use of my name as having so consented in the Registration Statement under the Securities Act of 1933 of the above-referenced company.

                              By:      /s/ Gene M. Bernstein
                                 ---------------------------
                              Name:  Gene M. Bernstein


                              By:      /s/ John C. Hover, II
                                 ---------------------------
                              Name:  John C. Hover, II


                              By:      /s/ Steven V. Murphy
                                 --------------------------
                              Name:  Steven V. Murphy